Exhibit 21.1

Company Name	Jurisdiction of Organization
Acerex Servicios, S.A. de C.V	Mexico

Acerex, S.A. de C.V.	Mexico

Aceros Prosima, S.A. de C.V.	Mexico

Comercializadora Las Encinas, S.A. de C.V.	Mexico

Comesi San Luis S.A.I.C.	Argentina

Consorcio Minero Benito Juárez Peña Colorada, S.A. de C.V.	Mexico

Consorcio Siderurgia Amazonia Ltd.	Cayman Islands

Express Anáhuac Inmobiliaria, S.A. de C.V.	Mexico

Express Anáhuac Operadora, S.A. de C.V.	Mexico

Express Anáhuac Servicios, S.A. de C.V.	Mexico

Express Anáhuac, S.A. de C.V	Mexico

Fasnet International S.A.	Panama

Ferropak Comercial, S.A. de C.V.	Mexico

Ferropak Servicios, S.A. de C.V.	Mexico

Ferropción, S.A. de C.V.	Mexico

Galvacer America, Inc.	U.S.A. – Texas

Galvacer Chile, S.A.	Chile

Galvacer Costa Rica, S.A.	Costa Rica

Galvacer Servicios, S.A. de C.V.	Mexico

Galvak Servicios, S.A. de C.V.	Mexico

Galvak, S.A. de C.V.	Mexico

Galvamet America Corp.	U.S.A. – Indiana

Garvatubing, Inc	U.S.A. – North Carolina

Gas Industrial de Monterrey, S.A. de C.V.	Mexico

Gas Industrial de Monterrey, S.A. de C.V.	Mexico

Hylsa Latin, LLC	U.S.A. – Delaware

Hylsa Norte, S.A. de C.V.	Mexico

Company Name	Jurisdiction of Organization
Hylsa Puebla, S.A. de C.V.	Mexico

Hylsa, S.A. de C.V.	Mexico

Hylsamex S.A. de C.V.	Mexico

I.I.I.-Industrial Investments Inc.	British Virgin Islands

Inversiones Basilea S.A.	Chile

Inversiones Siderurgicas S.A.	Panama

Las Encinas, S.A. de C.V.	Mexico

Materiales y Aceros Masa, S.A. de C.V.	Mexico

Metal Building Solutions, S.A. de C.V.	Mexico

Peña Servicios, S.A. de C.V	Mexico

Prosid Investments S.C.A.	Uruguay

Prosima Servicios, S.A. de C.V.	Mexico

Quimica Técnica Avanzada, S.A. de C.V.	Mexico

Recrotek, S.A. de C.V.	Mexico

Siderar S.A.I.C.	Argentina

Sidor C.A.	Venezuela

Socominter de España S.A.	Spain

Socominter Guatemala S.A.	Guatemala

Socotrading S.A.	Ecuador

Techintrade Corporation	U.S.A. – Delaware

Techintrade del Peru S.A.C.	Peru

Techintrade Engineering Company B.V.	The Netherlands

Techintrade Italy S.r.l.	Italy

Techintrade Uruguay S.A.	Uruguay

Técnica Industrial, S.A. de C.V.	Mexico

Ternium International Inc.	Panama

Transamerica E & I Corporation	U.S.A. – Texas

Company Name	Jurisdiction of Organization
Ylopa - Serviços de Consultadoria Lda	Portugal